Exhibit 24.1

                    Consent of Independent Auditor

Corporate Vision, Inc.:


We consent to the inclusion our report dated April 13, 2001 pertaining to the consolidated financial statements of Corporate Vision, Inc. for the year ended December 31, 2001, appearing in and incorporated by reference in this annual report on Form 10KSB of Corporate Vision, Inc. for the year ended December 31, 2001.


						CROSS AND ROBINSON

                                    /s/ Cross and Robinson

						Certified Public Accountants
						Tulsa, Oklahoma


April 15, 2002